Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2023

DALLAS — (BUSINESS WIRE) January 25, 2024 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2023. Hilltop produced income to common stockholders of $28.7 million, or $0.44 per diluted share, for the fourth quarter of 2023, compared to $25.6 million, or $0.39 per diluted share, for the fourth quarter of 2022. Income to common stockholders for the full year 2023 was $109.6 million, or $1.69 per diluted share, compared to $113.1 million, or $1.60 per diluted share, for the full year 2022. Hilltop’s financial results for the fourth quarter and full year 2023 included decreases in year-over-year mortgage origination segment net gains from sales of loans and other mortgage production income, a decline in the net interest income within the banking segment, and increases in net revenues within certain of the broker-dealer segment’s business lines.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.17 per common share, a 6% increase from the prior quarter, payable on February 28, 2024, to all common stockholders of record as of the close of business on February 12, 2024. Additionally, the Hilltop Board of Directors authorized, subject to regulatory approvals or non-objections, a new stock repurchase program through January 2025, under which Hilltop may repurchase, in the aggregate, up to $75.0 million of its outstanding common stock. During 2023, Hilltop paid $5.1 million to repurchase an aggregate of 164,604 shares of its common stock at an average price of $30.95 per share pursuant to the 2023 stock repurchase program, which is inclusive of repurchases during the fourth quarter of 2023. These shares were returned to the pool of authorized but unissued shares of common stock.

Headwinds that began in 2022, and continued through 2023, including the impact of tight housing inventories on mortgage volumes, declining deposit balances, rapid increases in market interest rates and a volatile economic forecast have had an adverse impact on our operating results during 2023. The impacts of such headwinds during 2024 remain uncertain and will depend on developments outside of our control, including, among others, the timing and significance of further changes in U.S. treasury yields and mortgage interest rates, exposure to increasing funding costs, inflationary pressures associated with compensation, occupancy and software costs and labor market conditions, and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, President and CEO of Hilltop, said, “2023 presented a challenging operating environment for Hilltop. Despite the turmoil created by bank failures in the first quarter of 2023, the prudent management of operations at our lines of business and sound stewardship of our balance sheet allowed us to continue to support our clients with exceptional service and end a volatile year with strong capital and liquidity.

“At PlainsCapital Bank, we delivered profitable results in the face of steep competition for deposits and muted loan demand from borrowers. PrimeLending continued to experience a difficult mortgage market as tight inventories and elevated mortgage rates challenged affordability for consumers and production volume. HilltopSecurities offset down markets for our Public Finance and Fixed Income business lines by generating exceptional results from our Structured Finance and Wealth Management platforms. The results at the broker-dealer reflect the value in our diversified offerings at HilltopSecurities.

“As we move into 2024, we will continue to proactively manage costs in this tight operating environment and focus on our conservative, long-term strategy to further build on Hilltop’s franchise value.”

Fourth Quarter 2023 Highlights for Hilltop:

●	The provision for credit losses was $1.3 million during the fourth quarter of 2023, compared to a reversal of credit losses of $40 thousand in the third quarter of 2023 and a provision for credit losses of $3.6 million in the fourth quarter of 2022;
o	The provision for credit losses during the fourth quarter of 2023 reflected a slight build in the allowance related to increases in specific reserves and net portfolio changes, partially offset by improvements to the U.S. economic outlook since the prior quarter within the banking segment.

●	For the fourth quarter of 2023, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $69.2 million, compared to $71.1 million in the fourth quarter of 2022, a 2.7% decrease;
o	Mortgage loan origination production volume was $1.8 billion during the fourth quarter of 2023, compared to $2.0 billion in the fourth quarter of 2022;
o	Net gains from mortgage loans sold to third parties decreased to 189 basis points during the fourth quarter of 2023, compared to 199 basis points in the third quarter of 2023.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the fourth quarter of 2023 were 0.75% and 5.46%, respectively, compared to 0.63% and 4.99%, respectively, for the fourth quarter of 2022;
●	Hilltop’s book value per common share increased to $32.58 at December 31, 2023, compared to $31.91 at September 30, 2023;
●	Hilltop’s total assets were $16.5 billion and $16.4 billion at December 31, 2023 and September 30, 2023, respectively;
●	Loans[1], net of allowance for credit losses, were $7.6 billion and $7.7 billion at December 31, 2023 and September 30, 2023, respectively;
●	Non-performing loans were $68.3 million, or 0.76% of total loans, at December 31, 2023, compared to $31.5 million, or 0.34% of total loans, at September 30, 2023;
o	Non-performing loans during the fourth quarter of 2023 increased from the prior period primarily due to the addition of a single non-owner occupied commercial real estate credit relationship within our hotel/motel portfolio industry subsector of $33.3 million.
●	Loans held for sale decreased by 10.9% from September 30, 2023 to $0.9 billion at December 31, 2023;
●	Total deposits were $11.1 billion at each of December 31, 2023 and September 30, 2023;
o	Total estimated uninsured deposits were $4.7 billion, or approximately 42% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $315.7 million, were $4.4 billion, or approximately 40% of total deposits, at December 31, 2023.
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 12.23% and a Common Equity Tier 1 Capital Ratio of 19.31% at December 31, 2023;
●	Hilltop’s consolidated net interest margin[4] decreased to 2.96% for the fourth quarter of 2023, compared to 3.02% in the third quarter of 2023;
●	For the fourth quarter of 2023, noninterest income was $179.0 million, compared to $169.8 million in the fourth quarter of 2022, a 5.4% increase;
●	For the fourth quarter 2023, noninterest expense was $250.8 million, compared to $253.4 million in the fourth quarter of 2022, a 1.0% decrease; and
●	Hilltop’s effective tax rate was 18.7% during the fourth quarter of 2023, compared to 26.6% during the same period in 2022.
o	The effective tax rate for the fourth quarter of 2023 was lower than the applicable statutory rate primarily due to investments in tax-exempt instruments and changes in accumulated tax reserves, partially offset by the impact of nondeductible expenses, non-deductible compensation expense and other permanent adjustments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $344.1 million and $357.1 million at December 31, 2023 and September 30, 2023, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period through December 31, 2024.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2023	2023	2023	2023	2022
Cash and due from banks	$1,858,700	$1,513,747	$1,584,709	$1,764,081	$1,579,512
Federal funds sold	650	3,650	650	743	650
Assets segregated for regulatory purposes	57,395	47,491	50,711	36,199	67,737
Securities purchased under agreements to resell	80,011	123,719	143,982	144,201	118,070
Securities:
Trading, at fair value	515,991	578,901	696,649	692,908	755,032
Available for sale, at fair value, net (1)	1,507,595	1,456,238	1,526,869	1,641,571	1,658,766
Held to maturity, at amortized cost, net (1)	812,677	825,079	847,437	862,280	875,532
Equity, at fair value	321	264	258	231	200
	2,836,584	2,860,482	3,071,213	3,196,990	3,289,530
Loans held for sale	943,846	1,058,806	1,333,044	1,040,138	982,616
Loans held for investment, net of unearned income	8,079,745	8,204,052	8,354,122	8,192,846	8,092,673
Allowance for credit losses	(111,413)	(110,822)	(109,306)	(97,354)	(95,442)
Loans held for investment, net	7,968,332	8,093,230	8,244,816	8,095,492	7,997,231

Broker-dealer and clearing organization receivables	1,573,931	1,460,352	1,474,177	1,560,246	1,038,055
Premises and equipment, net	168,856	172,097	176,574	180,132	184,950
Operating lease right-of-use assets	88,580	93,057	97,979	100,122	102,443
Mortgage servicing assets	96,662	104,951	95,101	103,314	100,825
Other assets	517,545	588,751	588,166	529,438	518,899
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	8,457	9,078	9,772	10,544	11,317
Total assets	$16,466,996	$16,396,858	$17,138,341	$17,029,087	$16,259,282

Deposits:
Noninterest-bearing	$3,007,101	$3,200,247	$3,451,438	$3,807,878	$3,968,862
Interest-bearing	8,056,091	7,902,850	7,712,739	7,289,269	7,346,887
Total deposits	11,063,192	11,103,097	11,164,177	11,097,147	11,315,749
Broker-dealer and clearing organization payables	1,430,734	1,368,064	1,306,646	1,383,317	966,470
Short-term borrowings	900,038	882,999	1,628,637	1,572,794	970,056
Securities sold, not yet purchased, at fair value	34,872	51,527	74,761	51,497	53,023
Notes payable	347,145	347,020	364,531	376,410	346,654
Operating lease liabilities	109,002	114,334	119,999	122,878	126,759
Other liabilities	431,684	422,955	389,336	341,246	417,042
Total liabilities	14,316,667	14,289,996	15,048,087	14,945,289	14,195,753

Common stock	652	652	651	650	647
Additional paid-in capital	1,054,662	1,052,867	1,050,191	1,044,774	1,046,331
Accumulated other comprehensive loss	(121,505)	(145,083)	(131,718)	(125,461)	(133,531)
Retained earnings	1,189,222	1,171,250	1,144,624	1,136,901	1,123,636
Deferred compensation employee stock trust, net	228	340	450	446	481
Employee stock trust	(292)	(446)	(599)	(599)	(640)
Total Hilltop stockholders' equity	2,122,967	2,079,580	2,063,599	2,056,711	2,036,924
Noncontrolling interests	27,362	27,282	26,655	27,087	26,605
Total stockholders' equity	2,150,329	2,106,862	2,090,254	2,083,798	2,063,529
Total liabilities & stockholders' equity	$16,466,996	$16,396,858	$17,138,341	$17,029,087	$16,259,282

(1)	At December 31, 2023, the amortized cost of the available for sale securities portfolio was $1,621,747, while the fair value of the held to maturity securities portfolio was $731,858.

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2023	2023	2022	2023	2022
Interest income:
Loans, including fees	$138,096	$142,402	$117,906	$542,274	$416,207
Securities borrowed	18,659	17,683	14,162	71,924	44,414
Securities:
Taxable	28,763	27,166	23,293	108,250	75,805
Tax-exempt	2,545	2,464	3,002	10,763	10,013
Other	28,704	27,040	21,611	105,164	44,677
Total interest income	216,767	216,755	179,974	838,375	591,116

Interest expense:
Deposits	68,339	64,290	28,238	223,179	50,412
Securities loaned	17,247	16,169	13,179	65,175	38,570
Short-term borrowings	13,495	14,212	10,278	57,857	20,893
Notes payable	3,596	4,026	3,988	15,448	16,141
Other	2,864	2,408	849	9,869	6,125
Total interest expense	105,541	101,105	56,532	371,528	132,141

Net interest income	111,226	115,650	123,442	466,847	458,975
Provision for (reversal of) credit losses	1,265	(40)	3,638	18,392	8,309
Net interest income after provision for (reversal of) credit losses	109,961	115,690	119,804	448,455	450,666

Noninterest income:
Net gains from sale of loans and other mortgage production income	36,387	47,262	35,949	172,150	302,384
Mortgage loan origination fees	32,844	41,478	35,198	144,539	149,598
Securities commissions and fees	33,002	28,044	33,143	121,875	139,122
Investment and securities advisory fees and commissions	35,780	39,662	30,661	134,327	127,399
Other	40,965	40,403	34,833	156,082	113,957
Total noninterest income	178,978	196,849	169,784	728,973	832,460

Noninterest expense:
Employees' compensation and benefits	160,390	173,195	167,892	678,310	773,688
Occupancy and equipment, net	21,524	21,912	23,077	89,326	97,115
Professional services	13,170	12,639	11,555	49,100	48,495
Other	55,761	52,271	50,844	211,573	207,701
Total noninterest expense	250,845	260,017	253,368	1,028,309	1,126,999

Income before income taxes	38,094	52,522	36,220	149,119	156,127
Income tax expense	7,132	13,211	9,642	31,140	36,833
Net income	30,962	39,311	26,578	117,979	119,294
Less: Net income attributable to noncontrolling interest	2,291	2,269	1,022	8,333	6,160
Income attributable to Hilltop	$28,671	$37,042	$25,556	$109,646	$113,134

Earnings per common share:
Basic	$0.44	$0.57	$0.40	$1.69	$1.61
Diluted	$0.44	$0.57	$0.39	$1.69	$1.60

Cash dividends declared per common share	$0.16	$0.16	$0.15	$0.64	$0.60

Weighted average shares outstanding:
Basic	65,136	65,106	64,602	65,043	70,434
Diluted	65,138	65,108	64,779	65,045	70,626

	Three Months Ended December 31, 2023
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$93,133	$13,615	$(4,715)	$(2,985)	$12,178	$111,226
Provision for (reversal of) credit losses	1,350	(85)	—	—	—	1,265
Noninterest income	11,784	106,374	69,185	3,943	(12,308)	178,978
Noninterest expense	55,784	99,960	80,367	14,881	(147)	250,845
Income (loss) before taxes	$47,783	$20,114	$(15,897)	$(13,923)	$17	$38,094

	Year Ended December 31, 2023
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$397,936	$52,894	$(20,305)	$(12,961)	$49,283	$466,847
Provision for (reversal of) credit losses	18,525	(133)	—	—	—	18,392
Noninterest income	45,830	403,538	316,840	12,887	(50,122)	728,973
Noninterest expense	226,234	383,024	359,285	60,631	(865)	1,028,309
Income (loss) before taxes	$199,007	$73,541	$(62,750)	$(60,705)	$26	$149,119

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2023	2023	2022	2023	2022

Hilltop Consolidated:
Return on average stockholders' equity	5.46%	7.11%	4.99%	5.31%	5.11%
Return on average assets	0.75%	0.94%	0.63%	0.71%	0.69%
Net interest margin (1)	2.96%	3.02%	3.23%	3.07%	2.87%
Net interest margin (taxable equivalent) (2):
As reported	2.98%	3.04%	3.24%	3.09%	2.88%
Impact of purchase accounting	4 bps	7 bps	7 bps	6 bps	7 bps
Book value per common share ($)	32.58	31.91	31.49	32.58	31.49
Shares outstanding, end of period (000's)	65,153	65,170	64,685	65,153	64,685
Dividend payout ratio (3)	36.35%	28.12%	37.92%	37.97%	37.36%

Banking Segment:
Net interest margin (1)	2.94%	3.08%	3.42%	3.13%	3.11%
Net interest margin (taxable equivalent) (2):
As reported	2.95%	3.09%	3.43%	3.14%	3.11%
Impact of purchase accounting	5 bps	8 bps	8 bps	7 bps	9 bps
Accretion of discount on loans ($000's)	1,202	2,226	2,173	8,632	10,552
Net recoveries (charge-offs) ($000's)	(674)	1,556	21	(2,421)	(4,219)
Return on average assets	1.12%	1.20%	1.31%	1.15%	1.19%
Fee income ratio	11.2%	10.5%	9.8%	10.3%	10.7%
Efficiency ratio	53.2%	51.4%	48.9%	51.0%	50.8%
Employees' compensation and benefits ($000's)	29,420	30,641	34,526	123,345	137,531

Broker-Dealer Segment:
Net revenue ($000's) (4)	119,989	118,703	106,919	456,432	393,540
Employees' compensation and benefits ($000's)	68,746	69,930	60,552	266,395	251,145
Variable compensation expense ($000's)	39,435	39,929	32,042	144,984	138,705
Compensation as a % of net revenue	57.3%	58.9%	56.6%	58.4%	63.8%
Pre-tax margin (5)	16.8%	18.2%	18.5%	16.1%	9.6%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	1,698,009	2,091,444	1,895,731	7,701,758	10,823,002
Refinancings	117,018	152,257	147,511	541,373	1,837,154
Total mortgage loan originations - volume	1,815,027	2,243,701	2,043,242	8,243,131	12,660,156
Mortgage loan sales - volume ($000's)	1,874,001	2,395,357	2,038,990	8,046,585	13,200,471
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	189	199	211	198	263
Impact of loans retained by banking segment	0	(1)	(19)	(4)	(11)
As reported	189	198	192	194	252
Mortgage servicing rights asset ($000's) (6)	96,662	104,951	100,825	96,662	100,825
Employees' compensation and benefits ($000's)	53,766	64,016	64,940	251,119	353,973
Variable compensation expense ($000's)	24,085	33,070	26,724	118,977	183,804

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.6 million, $0.6 million, $0.3 million, $2.7 million and $1.6 million, respectively, for the periods presented and for the banking segment were $0.2 million, $0.2 million, $0.2 million, $0.7 million and $0.8 million for each of the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2023	2023	2023	2023	2022
Tier 1 capital (to average assets):
PlainsCapital	10.55%	10.62%	10.28%	10.69%	10.26%
Hilltop	12.23%	11.92%	11.47%	11.82%	11.47%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.43%	15.31%	14.48%	14.97%	14.98%
Hilltop	19.31%	18.60%	17.61%	17.99%	18.23%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.43%	15.31%	14.48%	14.97%	14.98%
Hilltop	19.31%	18.60%	17.61%	17.99%	18.23%
Total capital (to risk-weighted assets):
PlainsCapital	16.57%	16.45%	15.56%	15.94%	15.91%
Hilltop	22.33%	21.54%	20.41%	20.75%	20.98%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Performing Assets Portfolio Data	2023	2023	2023	2023	2022
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	36,440	2,375	2,456	1,038	1,250
Owner occupied	5,098	4,964	1,096	935	3,019
Commercial and industrial	9,502	10,190	21,442	10,807	9,095
Construction and land development	3,480	760	593	199	198
1-4 family residential	13,801	13,202	13,360	14,387	15,941
Consumer	6	7	9	12	14
Broker-dealer	—	—	—	—	—
	68,327	31,498	38,956	27,378	29,517
Troubled debt restructurings included in accruing loans held for investment ($000's) (1)	—	—	—	—	803
Non-performing loans ($000's) (1)	68,327	31,498	38,956	27,378	30,320

Non-performing loans as a % of total loans ($000's) (1)	0.76%	0.34%	0.40%	0.30%	0.33%

Other real estate owned ($000's)	5,095	5,386	3,481	3,202	2,325

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's) (1)	73,422	36,884	42,437	30,580	32,645

Non-performing assets as a % of total assets ($000's) (1)	0.45%	0.22%	0.25%	0.18%	0.20%

Loans past due 90 days or more and still accruing ($000's) (2)	115,090	106,346	130,036	114,523	92,099

(1)	Effective January 1, 2023, we adopted Accounting Standards Update (“ASU”) 2022-02 which eliminated the recognition and measurement guidance on troubled debt restructurings for creditors. Therefore, we no longer present troubled debt restructurings as a component of non-performing loans and assets.
(2)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended December 31,
	2023			2022
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$841,715	$13,239	6.29%	$882,322	$11,634	5.27%
Loans held for investment, gross (2)	7,902,814	124,857	6.27%	7,774,350	106,271	5.42%
Investment securities - taxable	2,629,808	28,763	4.37%	2,843,881	23,293	3.28%
Investment securities - non-taxable (3)	313,714	3,157	12.08%	354,207	3,286	3.71%
Federal funds sold and securities purchased under agreements to resell	153,785	2,082	5.37%	161,632	2,173	5.33%
Interest-bearing deposits in other financial institutions	1,646,885	21,948	5.29%	1,749,902	15,751	3.57%
Securities borrowed	1,371,092	18,659	5.33%	1,350,873	14,162	4.10%
Other	48,120	4,675	38.54%	56,196	3,686	26.02%
Interest-earning assets, gross (3)	14,907,933	217,380	5.79%	15,173,363	180,256	4.71%
Allowance for credit losses	(110,832)			(92,344)
Interest-earning assets, net	14,797,101			15,081,019
Noninterest-earning assets	1,473,839			1,637,202
Total assets	$16,270,940			$16,718,221

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,966,770	$68,339	3.40%	$7,154,802	$28,238	1.57%
Securities loaned	1,324,887	17,247	5.16%	1,274,038	13,179	4.10%
Notes payable and other borrowings	1,439,297	19,955	5.50%	1,355,809	15,114	4.42%
Total interest-bearing liabilities	10,730,954	105,541	3.90%	9,784,649	56,531	2.29%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,096,244			4,222,143
Other liabilities	335,307			652,900
Total liabilities	14,162,505			14,659,692
Stockholders’ equity	2,081,833			2,032,194
Noncontrolling interest	26,602			26,335
Total liabilities and stockholders' equity	$16,270,940			$16,718,221

Net interest income (3)		$111,839			$123,725
Net interest spread (3)			1.89%			2.42%
Net interest margin (3)			2.98%			3.24%

	Year Ended December 31,
	2023			2022
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$944,470	$53,736	5.69%	$1,221,235	$52,315	4.28%
Loans held for investment, gross (2)	7,950,878	488,538	6.23%	7,840,848	363,892	4.71%
Investment securities - taxable	2,726,763	108,250	3.97%	2,819,282	75,805	2.69%
Investment securities - non-taxable (3)	363,493	13,463	3.70%	310,315	11,608	3.74%
Federal funds sold and securities purchased under agreements to resell	145,696	8,954	6.15%	162,575	4,098	2.52%
Interest-bearing deposits in other financial institutions	1,597,865	79,657	4.99%	2,306,960	31,705	1.37%
Securities borrowed	1,409,765	71,924	5.03%	1,298,276	44,414	3.37%
Other	65,912	16,554	25.11%	55,280	8,873	16.05%
Interest-earning assets, gross (3)	15,204,842	841,076	5.53%	16,014,771	592,710	3.70%
Allowance for credit losses	(103,975)			(92,828)
Interest-earning assets, net	15,100,867			15,921,943
Noninterest-earning assets	1,404,393			1,488,970
Total assets	$16,505,260			$17,410,913

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,711,570	$223,179	2.89%	$7,561,501	$50,412	0.67%
Securities loaned	1,331,443	65,175	4.90%	1,184,498	38,570	3.26%
Notes payable and other borrowings	1,579,170	83,174	5.27%	1,293,133	43,158	3.34%
Total interest-bearing liabilities	10,622,183	371,528	3.50%	10,039,132	132,140	1.32%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,441,437			4,455,779
Other liabilities	351,938			675,628
Total liabilities	14,415,558			15,170,539
Stockholders’ equity	2,063,174			2,213,733
Noncontrolling interest	26,528			26,641
Total liabilities and stockholders' equity	$16,505,260			$17,410,913

Net interest income (3)		$469,548			$460,570
Net interest spread (3)			2.03%			2.38%
Net interest margin (3)			3.09%			2.88%

(1)	Information presented on a consolidated basis.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.6 million and $0.3 million for the three months ended December 31, 2023 and 2022, respectively, and $2.7 million and $1.6 million for the year ended December 31, 2023 and 2022, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, January 26, 2024. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review fourth quarter and full year 2023 financial results. Interested parties can access the conference call by dialing 1-888-886-7786 (North America) or 1-416-764-8658 (International) and then using the access code 16475706. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At December 31, 2023, Hilltop employed approximately 3,900 people and operated approximately 336 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans and (vi) disruptions to the economy and financial services industry, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.